Exhibit 10.16
Execution Version

2014 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF
NAUTILUS PARENT, INC. AND ITS SUBSIDIARIES

1.          Purpose of Plan

The 2014 Stock Incentive Plan for Key Employees of Nautilus Parent, Inc. (the “Company”) and its Subsidiaries (the “Plan”) is designed:

(a)          to promote the long term financial interests and growth of the Company, a corporation existing under the laws of Delaware and its Subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)          to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)          to further the alignment of interests of Participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.          Definitions

As used in the Plan, the following words shall have the following meanings. Any capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Management Stockholder’s Agreement:

(a)          “Affiliate” means, with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b)          “Board” means the board of directors of the Company (or any committee thereof delegated the authority to act in its place pursuant to the terms of this Plan).

(c)          “Business Day” means shall mean any calendar day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

(d)          “Change in Control” means (i) the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of Vision Holding Corp. (“VHC”), the Company or Nautilus Acquisition Holdings, Inc. (“Buyer”) to any Person (or group of Persons acting in concert), other than to (x) Kohlberg Kravis Roberts & Co. L.P. and funds affiliated therewith (the “Sponsors”) or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company or its controlled Affiliates; or (ii) a merger, recapitalization, or other sale by the Company, KKR Vision Aggregator LP, a Delaware limited partnership (“Parent”), the Sponsors, or any of their respective Affiliates, to a Person (or group of Persons acting in concert) of the Common Stock that results in more than 50% of the Common Stock (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include (x) the Sponsors or their controlled Affiliates or (y) an employee benefit plan (or trust forming a part thereof) maintained by the Company or its controlled Affiliates; and in any event of clause (i) or (ii), which results in the Sponsors and their controlled Affiliates or such employee benefit plan ceasing to hold the ability to elect a majority of the members of the Board or the board of directors of VHC or the Buyer.

(e)          “Code” means the United States Internal Revenue Code of 1986, as amended.

(f)          “Committee” means the Compensation Committee of the Board (or, if no such committee is appointed, the Board).

(g)          “Common Stock” or “Shares” means shares of common stock, par value $0.01 per share, of the Company.

(h)          “Employee” means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.

(i)          “Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor section thereto).

(j)          “Fair Market Value” means the fair market value of the Common Stock on any given date, as determined reasonably and in good faith by the Board or any duly authorized committee thereof.

(k)          “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option or Other Stock-Based Award.

(l)          “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(m)          “Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement between the applicable Participant and the Company.

(n)          “Other Relevant Agreement” shall mean any of the following types of arrangements entered into whether before or after the date of Grant between the Company and/or a Service Recipient and the relevant Participant:

(i) contract of employment;

(ii) consultancy agreement;

(iii) service agreement; or

(iv) any other agreement or accepted offer letter for the provision of services by the Participant to the Company or a Service Recipient.

(o)          “Other Stock-Based Award” means any award described in Section 5(b) below.

(p)          “Participant” means an Employee, non-employee member of the Board, consultant or other person having a service relationship with the Company or any other Service Recipient, to whom one or more Grants have been made and remain outstanding.

(q)          “Person” means “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(r)          “Service Recipient” shall mean, the Company, any Subsidiary of the Company, or any Affiliate of the Company (including for the avoidance of any doubt, any of their branches) that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a “service provider” within the meaning of Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

(s)          “Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain, then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

3.          Administration of Plan

(a)          The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b)          The Board may delegate to the Committee, or such other committee of the Board as it may in its discretion and in accordance with applicable law select, any of its duties and authorities hereunder. The Committee may further delegate to the Chief Executive Officer and to other senior officers (if any) of the Company, any Subsidiary of the Company or any Affiliate of the Company its duties under the Plan, subject to applicable law and such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants. Notwithstanding the foregoing, the Board retains all rights to take all actions as it may have also delegated hereunder.

(c)          The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors/managers of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee, nor employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

4.          Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with the Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5.          Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee’s sole discretion:

(a)          Stock Options – These are options to purchase/subscribe for Common Stock (“Stock Options”). At the time of Grant of the Stock Options, the Committee shall determine, and shall include in the Grant Agreement, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on options. Notwithstanding the foregoing, the exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Section 8 hereof). In addition to other restrictions contained in the Plan, a Stock Option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted. Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for such period of time as may be required by the Company’s accountants, (iii) with the consent of the Committee, through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law, or (iv) with the consent of the Committee, a combination of the foregoing methods, in each such case in accordance with the terms of the Plan, the Grant Agreement and applicable law.

(b)          Other Stock-Based Awards – To the extent permitted by applicable law, the Committee may grant or sell awards of Shares, awards of restricted Shares and/or awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (including, without limitation, restricted stock units, stock appreciation rights, and dividend equivalent rights). At the time of Grant of the Stock Options, such “Other Stock-Based Awards” shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives; (whether corporate or individual) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards. Other Stock-Based Awards may be granted alone or in addition to any other Grants under the Plan.

6.          Limitations and Conditions

(a)          The number of Shares available for Grants under this Plan is 17,907,000, subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law. Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, withheld to satisfy tax withholding obligations, or are repurchased by the Company shall immediately become available for new Grants.

(b)          Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant’s employment or other service relationship at any time or for any or no reason.

(c)          Other than as specifically provided in the Management Stockholder’s Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to actual receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(d)          Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until (i) such Shares (in case of an issuance of new Shares) have been issued by the Company and (ii) such Participants and their ownership of such Shares have been entered into the register of issued and outstanding shares of the Company.

(e)          No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(f)          Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g)          A Grant under this Plan does not form part of the Participant’s entitlement (if any) to remuneration, payment or receipt of any other benefits pursuant to any Other Relevant Agreement he or she may have with the Company or a Service Recipient nor does the existence of any Other Relevant Agreement between any person and the Company or a Service Recipient give such person any right or entitlement to have any Grant under this Plan nor any expectation to such Grant. The rights and obligations of a Participant under the terms of his or her Other Relevant Agreement (if any) with the Company or a Service Recipient shall not be affected by any Grant hereunder. The rights granted to a Participant (who is also a party to any Other Relevant Agreement) upon a Grant hereunder shall not afford such Participant any rights or additional rights to compensation or damages in consequence of the loss or termination of his or her office or employment with or his or her provision of services to the Company or a Service Recipient for any reason whatsoever.

(h)          A Participant shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being or becoming unable to exercise an Option under the Plan in consequence of the loss or termination of his or her Other Relevant Agreement with the Company or a Service Recipient for any reason (including, without limitation, any breach of contract by the Participant).

(i)          Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.          Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and other Service Recipient) during such leave of absence.

8.          Adjustments

In the event of any stock split, spin-off, share combination, reclassification, change of the legal form, recapitalization, liquidation, dissolution, reorganization, merger, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Grants, (ii) adjust the share prices related to outstanding Grants, and/or (iii) take such other action (including, without limitation providing for payment of a cash amount to holders of outstanding Grants and adjusting performance targets), in each case in its sole discretion as it deems reasonably necessary to address, on an equitable basis and subject to prohibitions under applicable law, the effect of the applicable corporate event on the Plan and any outstanding Grants, taking into account the potential tax cons equences of any such adjustment or action under Section 409A of the Code. Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon holders of Options and upon the Company.

9.          Change in Control

In the event of a Change in Control, as provided in the applicable Grant Agreement or, if not provided in such Grant Agreement, as may otherwise be determined by the Committee in its sole discretion: (a) any outstanding Grants then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control; and/or (b) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (i) cancel such awards for Fair Market Value which for these purposes shall equal the excess, if any, of (x) the value (as determined by the Committee in its sole discretion) of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Stock Options) over (y) the aggregate exercise price of such Stock Options or stock appreciation rights (and for the avoidance of doubt, any Stock Options or stock appreciation rights having an exercise price equal to or greater than the value of the consideration to be paid in the Change in Control may be cancelled without payment in respect thereof); (ii) provide for the issuance of substitute awards that will preserve in no less favorable a manner the otherwise applicable terms of any affected Grants previously granted hereunder, as determined by the Committee in its sole discretion; and/or (iii) provide that for a period of at least ten Business Days prior to the Change in Control, any Stock Options and stock appreciation rights shall be exercisable as to all Shares subject thereto (where, for the avoidance of doubt, a Participant shall have the ability to request that such Shares be withheld to satisfy the payment of the exercise price of such Stock Options and/or to satisfy any tax withholding obligations that the Participant may incur as a result of such exercise) and that upon the occurrence of the Change in Control, such Stock Options and stock appreciation rights shall terminate and be of no further force and effect. For the avoidance of doubt, the treatment of Grants hereunder shall not be required to be uniform among Participants or types of Grants outstanding hereunder.

10.          Amendment and Termination

(a)          The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that no such action shall modify any Grant in a manner that is disadvantageous in more than a de minimis manner to a Participant with respect to any outstanding Grants, other than to correct any good faith typographical error or omission, without the Participant’s consent, except as such modification is provided for or contemplated in the terms of the Grant or this Plan (including, without limitation, Sections 8, 9 and 10(c) hereof).

(b)          The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Section 8, 9 or 10(c) hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the exercise price of outstanding Stock Options or stock appreciation rights, change the requirements relating to the Committee or extend the term of the Plan. However, no such action by the Board shall be materially disadvantageous to a Participant with respect to any outstanding Grants, without the Participant’s consent, except as otherwise contemplated in the terms of the Grant or the Plan (including, without limitation, Sections 8, 9 and 10(c) hereof).

(c)          This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, reasonably determined by the Board in consultation with the Participant, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). Any payment of any Award that is payable in installments shall be deemed a “separate payment” for purposes of Section 409A of the Code.

11.          Governing Law; International Participants

(a)          This Plan shall be governed by and construed in accordance with the laws of the State of New York applicable therein.

(b)          With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient, including establish a sub-plan containing terms identical to those contained in this Plan document and any Grant Agreement.

12.          Withholding Taxes

The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

13.          Effective Date and Termination Dates

The Plan is effective as of March 13, 2014, in the form approved by the Board and Company stockholders and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10, but the terms of Grants made on or before the expiration of the Plan shall extend beyond such expiration in accordance with their terms.